Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File nos. 33-84754, 33-84756, 333-16765, 333-109673) of MK Resources Company of our report dated March 10, 2005, except for the third paragraph of Note 1 and Note 18 for which the date is May 12, 2005, relating to the financial statements, which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Salt Lake City, Utah

May 16, 2005